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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 29, 2001
                                                         ---------------


                           EXCHANGE APPLICATIONS, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)



      DELAWARE                      0-24679                      04-3338916
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   (Jurisdiction                  (Commission                  (IRS Employer
  of Incorporation)               File Number)               Identification No.)


                  89 South Street, Boston, Massachusetts 02111
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               (Address of Principal Executive Offices) (ZIP Code)


        Registrant's telephone number, including area code (617) 737-2244
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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.
           --------------------------------

           The transaction described below in "Item 5. Other Events." may at a subsequent date result in a change of control of the registrant.

ITEM 5.    OTHER EVENTS.
           ------------

           On August 29, 2001, Exchange Applications, Inc. (the "Registrant") and Exstatic Software, Inc., a wholly-owned subsidiary of the Registrant (collectively, the "Company"), received $15.5 million in financing (the "August Financing") pursuant to the terms of the Securities Purchase Agreement, dated as of August 29, 2001 (the "Agreement"), among the Company and the purchasers identified therein (the "Purchasers"). Pursuant to the Agreement, the Purchasers received (i) 12% Senior Secured Subordinated Convertible Debentures in the aggregate principal amount of $15.5 million (the "Debentures") issued by the Company and (ii) warrants (the "Warrants") to purchase shares of the Registrant's common stock, par value .001 per share (the "Common Stock").

           As part of the August Financing, the terms of the financing arrangements provided by InSight Venture Partners and certain of its affiliated funds (collectively, "Insight") in July 2001, as described in the Form 8-K filed by the Registrant on August 10, 2001 (the "July Financing 8-K"), have been amended to be identical to the terms of the August Financing.

           The Debentures mature on January 10, 2005, initially bear interest at 12% per annum payable quarterly, at the Registrant's option, in cash or in additional convertible debentures, and are secured by a security interest in all the assets of the Company. The Debentures are subject to mandatory prepayment at the option of the holders at any time after January 10, 2004 (or earlier upon the occurrence of certain events described in the Debentures). The Debentures are convertible into Common Stock in an amount equal to the quotient obtained by dividing (A) 103% of the outstanding principal amount being converted, plus accrued and unpaid interest thereon, by (B) the Conversion Price. The Conversion Price equals $0.3183 (a 7.5% discount to the weighted average of the prices of all trades of the Common Stock for the five (5) trading days ending August 28,
2001)(subject to adjustment in accordance with the terms of the Debentures). As of August 29, 2001, the Debentures issued in connection with the July Financing are convertible into 40,054,935 shares of Common Stock and the Debentures issued in connection with the August Financing are convertible into 50,157,085 shares of Common Stock. The Debentures do not have voting rights.

           The exercise price for the Warrants is $0.3183. Subject to the satisfaction of the conditions set forth in the following paragraph, the Warrants are exercisable at any time on or prior to August 29, 2011. The Warrants relating to the July Financing and the August Financing are for 18,850,141 and 24,348,099 shares of Common Stock, respectively.

           The Registrant currently does not have a sufficient number of authorized and unissued shares of Common Stock to allow for a conversion or exercise, as the case may be, of all of the Debentures and Warrants. Until such time as the Registrant has increased the authorized number

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of shares of Common Stock to at least 225,000,000 (the "Certificate Amendment")
(or the Registrant otherwise has sufficient authorized and unissued shares of Common Stock to enable the Registrant to issue Common Stock upon the conversion or exercise, as the case may, of all of the Debentures and Warrants), (i) only 75% of the original principal amount of the Debentures are convertible into Common Stock and (ii) the Warrants are not exercisable. If the Registrant's stockholders fail to approve the Certificate Amendment (or the Registrant otherwise does not have sufficient authorized and unissued shares of Common Stock to enable the Registrant to issue Common Stock upon the conversion or exercise, as the case may, of all of the Debentures and Warrants) on or before December 15, 2001, the interest rate applicable to the Debentures will (retroactive to August 29, 2001) increase to 20% per annum until such failure is cured.

           As described in the July Financing 8-K, the Registrant received an exception from the shareholder approval requirement pursuant to Nasdaq Marketplace Rule 4350(i)(2)this financing. The Registrant has received confirmation from The Nasdaq Stock Market that this Exception is available for up to $4.5 million of additional financing on or before October 31, 2001 on terms substantially identical to the terms of the Debentures.

           On September 4, 2001, the Registrant issued a press release announcing the closing of the August Financing. The press release is attached hereto as Exhibit 99.11.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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         (C)  EXHIBITS.
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         Exhibit 99.1        Form of Securities Purchase Agreement, dated as of
                             August 29, 2001, by and between the Company and the Purchasers.

         Exhibit 99.2 Letter Agreement dated August 29, 2001 among the Company and Insight.

         Exhibit 99.3 Amendment No.1 dated August 29, 2001 to Security Agreement, dated as of August 29, 2001, among the Company and Insight.

         Exhibit 99.4        Press Release dated September 4, 2001.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                           EXCHANGE APPLICATIONS, INC.



                                   By:     /s/ J. Chris Wagner
                                           ---------------------------
                                           J. Chris Wagner
                                           President and CEO
Dated:  September 10, 2001

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                                  EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

Exhibit 99.1 Form of Securities Purchase Agreement, dated as of August 29, 2001, by and between the Company and the Purchasers.

Exhibit 99.2 Letter Agreement dated August 29, 2001 among the Company and Insight.

Exhibit 99.3 Amendment No.1 dated August 29, 2001 to Security Agreement, dated as of August 29, 2001, among the Company and Insight.

Exhibit 99.4                      Press Release dated September 4, 2001.